UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 28, 2023/ February 26, 2023

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Par k Drive

Fort Mill, South Carolina, 29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry Into A Material Definitive Agreement

On February 26, 2023 Domtar Corporation (the “Company”) and its wholly-owned subsidiaries Domtar Inc. and Domtar Paper Company, LLC entered into an Asset Purchase Agreement with First Quality Enterprises, Inc. (the “Purchaser”) to sell the Company’s Dryden, ON mill and related assets to the Purchaser for a purchase price of $240 million in cash, subject to customary adjustments (the “Transaction”). The Transaction is subject to customary closing conditions, including regulatory approval in the United States and Canada, and is conditional on the closing of the Agreement and Plan of Merger between the Company and Resolute Forest Products Inc. Subject to the satisfaction or waiver of conditions of the Asset Purchase Agreement, the Transaction is expected to close early in the third quarter of 2023.

The Asset Purchase Agreement contains representations, warranties and covenants that are customary for similar transactions. The Asset Purchase Agreement contains customary termination rights, including if the closing has not occurred on or prior to September 26, 2023.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

At the closing of the Transaction, the parties will enter into certain ancillary agreements, including a transition services agreement.

ITEM 7.01	Regulation FD Disclosure.

On February 28, 2023, the Company published a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements in this report about our plans, expectations and future performance are “forward-looking statements”. Forward-looking statements including, without limitation, statements regarding the timing of the close of the sale of Domtar’s Dryden mill and the potential benefits of the sale, reflect the current analysis of existing information and are subject to various risks and uncertainties. Actual results may differ materially from those suggested by these statements for a number of reasons, including our ability to obtain the required regulatory approvals for the transactions, our ability to satisfy the other closing conditions, our ability to consummate the transaction on the anticipated timing, if at all, the COVID-19 pandemic and the resulting decrease in paper sales and the challenges we face in maintaining manufacturing operations, change in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, the failure to achieve our cost containment goals, costs of conversion in excess of our expectations, demand for linerboard, and the other reasons identified under “Risk Factors” in our Form 10-K for 2021 as filed with the SEC. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1: Asset Purchase Agreement, dated as of February 26, 2023, by and between Domtar Corporation, Domtar Inc., Domtar Paper Company, LLC and First Quality Enterprises, Inc.*

Exhibit 99.1: Press release of Domtar Corporation, dated February 28, 2023

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice-President, General Counsel and Corporate Secretary

Date: February 28, 2023

4